                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       of

                                  SIMULA, INC.,
                             as Arizona corporation

     The undersigned persons have associated themselves for the purpose of continuing a corporation under the laws of Arizona adopt the following Amended and Restated Articles of incorporation. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation filed on July 14,1975, as amended by the Articles of Amendment filed on October 15, 1981, as amended by the Articles of Amendment filed on March 11, 1983, and as amended by the Articles of Amendment filed on September 3, 1987.

     1. Name. The name of this Corporation is:

                                  SIMULA, INC.

     2. Statutory Place of Business. The statutory place of business of the Corporation shall be 10016 S. 51st Street, Phoenix, Arizona 85044-5299.

     3. Purpose and Powers. This Corporation is organized for the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

     4. Initial Business. The general nature of the business initially and presently transacted by the Corporation is research, development and manufacturing of crashworthy aircraft components and related structural products

     5. Capital Stock. The aggregate number of shares of capital stock that the Corporation shall be authorized to issue is One Hundred Million (100,000,000) shares, which shall consist of the following.

          a. Common Stock. The authorized common stock of the Corporation shall be fifty million (50,000,000) shares of Common Stock, par value $.01 per share.

               (i) Consideration. Stock shall be issued when paid for in cash, past services, real property or personal property and shall, when issued, be fully paid for and forever nonassessable. The judgment of the Board of Directors as to the value of any property contributed or services rendered in exchange for stock shall be conclusive.

               (ii) Voting Rights. Except with respect to the election of directors, where cumulative voting is required, the holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of the Corporation.


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

          b. Serial Preferred Stock. The authorized preferred stock of the Corporation shall be Fifty Million (50,000,000) shares of serial preferred stock, par value $.05 per share. Subject to the terms and provisions of this
Article 5, the Board of Directors of the Corporation is authorized to provide, from time to time, for the issuance of shares of serial preferred stock in series and to fix from time to time, before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

               (i) The serial designation and authorized number of shares;

               (ii) The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

               (iii) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

               (iv) The voting rights, if any, of the holders;

               (v) The price of prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

               (vi) Any sinking fund provisions for redemption or purchase of shares of such series; and

               (vii) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

          Each series of serial preferred stock, in preference to the common stock, will be entitled to dividends, from funds or other assets legally available therefor, as such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the states of authorised but unissued preference stock. All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

     6. Statutory Agent. The Corporation appoints Tiffany & Hoffmann, P.A., 1801 First Interstate Tower, 3550 North Central Avenue, Phoenix, Arizona 85012, its statutory agent in and for the State of Arizona. This appointment may be revoked at any time by the Board of Directors authorizing and directing the filing with the Arizona Corporation Commission of a statement in accordance with A.R.S.
Section 10-013(A) and (B).

     7. Board of Directors. The number of directors of the Corporation shall be not less than two (2) nor more than fifteen (15) and may be altered from time to time as may


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

be provided in the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the shareholders at any annual or special meeting, as shall be provided in the Bylaws.

     The initial Board of Directors shall consist of two (2) persons, who shall serve until their successors are qualified according to the Bylaws, and whose names and addresses are:

         Name                Mailing Address
         ----                ---------------
Stanley P. Desjardins   8307 East Buena Terra Way
                        Scottsdale, Arizona 85253

Frederick E. Arndt      14628 North 38th Avenue
                        Phoenix, Arizona 85023

     8. Incorporators. The names and addresses of the original incorporators are:

         Name                Mailing Address
         ----                ---------------
Stanley P. Desjardins   8307 East Buena Terra Way
                        Scottsdale, Arizona 85253

Frederick E. Arndt      14628 North 38th Avenue
                        Phoenix, Arizona 85023

     9. Director Conflicts of Interest. To the extent permitted and in accordance with A.R.S. Section 10-041, no contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose.

     10. Elimination of Director Liability. The personal liability of the directors to the Corporation and its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by the General Corporation Law of Arizona, pursuant to A.R.S. Section 10-054(9), provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of an improper dividend, (iv) for any transaction from which the director derived an improper personal benefit, or (v) violation of A.R.S.
Section 10-041. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of A.R.S.
Section 10-054(9).

     11. Powers of the Board of Directors. All of the powers of this Corporation, insofar as the same may lawfully be vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.


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     12. Arizona Takeover Act. The Corporation elects not to be governed by
Article 2-Control Share Acquisitions, and Article 3-Business Combinations, of the Arizona Takeover Act, Arizona Revised Statutes Section 10-1201 et seq.


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




                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                OF SIMULA, INC.



     Pursuant to Section 10-058 et seq. including Section 10-061 of the Arizona General Corporation Law, SIMULA, INC., an Arizona corporation, hereby amends its Articles of Incorporation as follows:

     FIRST: Article 7 Article 12 of the Articles of Incorporation are hereby amended to read as set forth on Exhibit A hereto.

     SECOND: This amendment was adopted by the board of directors on April 27, 1995, and by the shareholders of Simula, Inc. on June 22, 1995, pursuant to Sections 10-058 et. seq. of the Arizona General Corporation Law

     THIRD: The shares outstanding and entitled to vote on the amendment were 4,464,721 shares of Common Stock, and no other shares were entitled to vote as a class or series.

     FOURTH: The number of shares voted for the amendment was 3,711,314 the number of shares voted against was 511,540 and the number of shares that abstained from voting was 55,405.

     FIFTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares nor effect a change in the amount of stated capital of Simula, Inc.

     IN WITNESS WHEREOF, the undersigned officers hereby certify this 22nd day of June, 1995, that the foregoing amendment has been duly adopted in accordance with Sections 10-058 et seq. of the Arizona General Corporation Law.


                                        By: /s/ Donald W. Townsend
                                            ------------------------------------
                                            Donald W. Townsend, President


                                        By: /s/ Kevin Clark
                                            ------------------------------------
                                            Kevin Clark, Secretary

                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT

     7. Board of Directors. The number of directors of the Corporation shall be not less than two (2) nor more than fifteen (15) and may be altered from time to time as may be provided to the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the shareholders at any annual or special meeting, as shall be provided in the Bylaws. If the board of directors shall consist of nine or more members as determined pursuant to the Bylaws and by the board of directors, in lieu of electing the whole number of directors annually, the directors shall be divided into two or three classes, the number in each class to be fixed nearly as equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, that of the second class shall expire at the second annual meeting after their election and that of the third class, if any, shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of class whose term expires at the time of such meeting shall be elected to hold office until the next succeeding annual meeting, if their are two classes, or until the third succeeding annual meeting, if there are three classes.

     12. Arizona Takeover Act. The Corporation elects to be governed by the
Article 2 (Control Share Acquisitions) and Article 3 (Business Combination Provisions) of the Arizona Takeover Act, Arizona Revised Statutes Section 10-1201 et seq

                                STATE OF ARIZONA
                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                 SIMULA, INC.,
                             an Arizona corporation

     Pursuant to Sections 10-058 et seq., including Section 10-061, of the Arizona General Corporation Law, Simula Inc., an Arizona corporation, was incorporated on July 14, 1975, amended its Articles of Incorporation on October 15, 1981, March 11, 1983, and September 3, 1987, and hereby adopts the following fourth Articles of Amendment as follows:

FIRST: The name of the Corporation is SIMULA, INC.

SECOND: The Articles of Incorporation of Simula, Inc., as amended, are amended and restated in their entirety as set forth on Exhibit A hereto.

THIRD: This amendment was adopted by the board of directors and sole shareholder of Simula, Inc. pursuant to Sections 10-058 et seq. of the Arizona General Corporation Law on February 26, 1992.

FOURTH: The shares outstanding and entitled to vote on the amendment were 190,000 shares of Class A Common Stock, and no other shares were entitled to vote as a class or series.

FIFTH: The number of shares voted for the amendment was 190,000, the number of shares voted against was 0 and the number of shares that abstained from voting was 0.

SIXTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares nor effect a change in the amount of stated capital of Simula, Inc.

     IN WITNESS WHEREOF, the undersigned officers hereby certify this 26th day of February, 1992 that the foregoing amendment has been duly adopted in accordance with Section 10-058 et seq. of the Arizona General Corporation Law.


                                            /s/ Stanley P. Desjardins
                                            ------------------------------------
                                            STANLEY P. DESJARDINS, President


                                            /s/ Donald W. Townsend
                                            ------------------------------------
                                            DONALD W. TOWNSEND, Secretary


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